Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

ASCENT SOLAR TECHNOLOGIES, INC.

ARTICLE I

OFFICES

1.1                                 The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1                                 Place of Meetings.  Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

2.2                                 Annual Meetings.  The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation’s fiscal year on such date and at such time as shall be designated by the Board of Directors.

2.3                                 Special Meetings.  Special meetings may be called at any time at the request of a majority of the Board of Directors.  Written notice of a special meeting shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, and shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

2.4                                 Voting Lists.  At least ten (10) days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.5                                 Quorum; Adjournment.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6                                 Vote Required.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.7                                 One Vote.  Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

2.8                                 Action Without Meeting.  Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.9                                 Notice of Stockholder Proposal.  At an annual or special meeting of the stockholders, only such business properly brought before the meeting shall be conducted. To be properly brought before an annual or special meeting of stockholders, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Article III of these bylaws), the stockholder intending to propose the business (the “Proponent”) must have given timely notice thereof in writing to the Board of Directors to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation.

To be timely, a Proponent’s notice in connection with an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation held its annual meeting of stockholders in the immediately preceding year; provided, however, that in the event that the date of the annual meeting is advanced or delayed more than 30 calendar days from the first anniversary of the annual meeting of stockholders in the immediately preceding year, a Proponent’s notice for an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the later of: (i) 90 calendar days prior to the date of the annual meeting; and (ii) 10 calendar days after the date the Corporation first publicly announces the date of the annual meeting. In no event shall the public announcement of a rescheduling of an annual meeting, or a postponement or adjournment of an annual meeting to a later date or time, commence a new time period for giving Proponent’s notice as described above.

To be timely, a Proponent’s notice in connection with a special meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than 120 calendar days prior to the date of the special meeting nor any later than the later of: (i) 90 calendar days prior to the date of the special meeting; and (ii) 10 calendar days after the date the Corporation first publicly announces the date of the special meeting. In no event shall the public announcement of a rescheduling of a special meeting, or a postponement or adjournment of a special meeting to a later date or time, commence a new time period for giving Proponent’s notice as described above.

A Proponent’s notice to the Board of Directors shall set forth as to each matter the Proponent proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the Corporation’s books, (iii) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any material interest of the Proponent (or of Proponent’s officers, directors or affiliates) in such business, (v) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vii) a representation that the Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, and (viii) a representation whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal.

2.10                           Compliance with Procedures. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual or special meeting of stockholders except in accordance with the procedures set forth in section 2.9 of this Article II (other than the nomination of a person for election as a director, which is governed by Article III of these bylaws). Unless otherwise required by law, if a Proponent intending to propose business at a meeting pursuant to section 2.9 of this Article II (other than the nomination of a person for election as a director, which is governed by Article III of these bylaws) does not provide the information described in that section within the time frames referenced or represented, or if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of section 2.9 of this Article II.

In addition to the foregoing provisions of section 2.9 and this section 2.10, a stockholder shall also comply with all applicable requirements of state law and federal law. Nothing in this Article II shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended.

ARTICLE III

DIRECTORS

Composition

3.1                                 Number of Directors.  The Board of Directors shall consist initially of one member, and thereafter shall consist of not less than two nor more than eight members as fixed from time to time by the Board of Directors.  Directors need not be stockholders of the Corporation.  The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose, except as provided in Section 3.2.  Nominations of candidates for election as directors at any meeting of stockholders called for the purpose of electing directors may be made: (i) by the Board of Directors; or (ii) by any stockholder entitled to vote at such meeting only in accordance with the procedures established by section 3.13 of this Article III.  Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.  A director may resign at any time upon written notice to the Corporation.

3.2                                 Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.3                                 Powers.  The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Meetings

3.4                                 Place of Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

3.5                                 Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.6                                 Special Meetings.  Special meetings of the Board of Directors may be called by the President or Chairman on two (2) days’ notice to each director by mail, telegram, facsimile, orally or electronically, unless waived by all directors.

3.7                                 Quorum.  At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.8                                 Action Without Meeting.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

3.9                                 Attendance.  Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Committees

3.10                           Composition; Appointment; Powers.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these bylaws.

3.11                           Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the

Board of Directors when required.

Compensation

3.12                           Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Nomination by Stockholder

3.13                           Written Proposal of Nomination. Any stockholder entitled to vote for the election of a director at an annual or special meeting of stockholders may nominate one or more persons (each a “Nominee”) for such election only if a written proposal of nomination (described below) for each Nominee is timely given in writing to the Board of Directors to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation.

To be timely, a written proposal of nomination for an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation held its annual meeting of stockholders in the immediately preceding year; provided, however, that in the event that the date of the annual meeting is advanced or delayed more than 30 calendar days from the first anniversary of the annual meeting of stockholders in the immediately preceding year, a written proposal for nomination for an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation: (i) not less than 90 calendar days nor more than 120 calendar days prior to the date of the annual meeting; or (ii) no more than 10 days after the date the Corporation first publicly announces the date of the annual meeting. In no event shall the public announcement of a rescheduling of an annual meeting, or a postponement or adjournment of an annual meeting to a later date or time, commence a new time period for giving a written proposal of nomination as described above.

To be timely, a written proposal for nomination for a special meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than 120 calendar days prior to the date of the special meeting nor any later than the later of: (i) 90 calendar days prior to the date of the special meeting; and (ii) 10 days after the date the Corporation first publicly announces the date of the special meeting. In no event shall the public announcement of a rescheduling of a special meeting, or a postponement or adjournment of a special meeting to a later date or time, commence a new time period for giving a written proposal of nomination as described above.

Each written proposal of nomination shall pertain to no more than one Nominee. The written proposal of nomination in favor of a Nominee shall set forth: (i) the name, age, business address and telephone number, and residence address and telephone number of the Nominee proposed in such notice; (ii) the current principal occupation or employment of each such Nominee, and the principal occupation or employment of each such Nominee for the prior ten (10) years; (iii) a complete list of companies, whether publicly traded or privately held, on which the Nominee serves (or, during any of the prior ten (10) years, has served) as a member of the board of directors; (iv) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee; (v) a statement whether each such Nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors; (vi) with respect to each Nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by section 3.15 of this Article III; (vi) such other information concerning each such Nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such Nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the U.S. Securities and Exchange Commission; and (vii) as to each stockholder preparing, making, submitting or sponsoring the written proposal of nomination (each a “Sponsor”): (a) the name and address of the Sponsor, and of any holder of record of the

Sponsor’s shares as they appear on the Corporation’s books, (b) the class and number of shares of the Corporation which are owned by the Sponsor (beneficially and of record) and owned by any holder of record of the Sponsor’s shares, as of the date of the Sponsor’s notice, and a representation that the Sponsor will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (c) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Sponsor and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Sponsor will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Sponsor’s notice by, or on behalf of, the Sponsor or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Sponsor or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Sponsor will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a representation that the Sponsor is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (f) a representation whether the Sponsor intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed Nominee.

3.14                           Compliance with Procedures. If the Board of Directors or its Nominating and Governance Committee determine that a written proposal of nomination of any Nominee as a director was not made in accordance with the applicable provisions of these bylaws, such nomination shall be void. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a Sponsor intending to make a written proposal of nomination in connection with an annual or special meeting pursuant to section 3.13 of this Article III does not provide the information described in that section within the time frames referenced or represented, or if the Sponsor (or a qualified representative of the Sponsor) does not appear at the meeting to present the proposed nomination, such proposed nomination shall be disregarded, notwithstanding that proxies in respect of such proposed nomination may have been received by the Corporation.  In addition to the foregoing provisions of section 3.13 and this section 3.14, a stockholder shall also comply with all applicable requirements of state law and federal law.

3.15                           Submission of Questionnaire; Representation and Agreement. In connection with the written proposal of nomination of a Nominee for election or reelection as a director of the Corporation, the Nominee must deliver (in accordance with the time periods prescribed for delivery of notice under section 3.13 of this Article III) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such Nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such Nominee: (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could reasonably limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with such person’s independence or fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such Nominee’s individual capacity would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Removal

3.16                           Unless otherwise restricted by the certificate of incorporation, these bylaws or applicable law, any director or the entire Board of Directors may be removed for cause by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

4.1                                 Form of Notice.  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given in the manners enumerated in Article III.

4.2                                 Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

5.1                                 The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and/or President, treasurer and a secretary.  The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board.  The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

5.2                                 The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.3                                 The salaries and compensation of all officers of the Corporation shall be fixed by, or pursuant to authority delegated by, the Board of Directors.

5.4                                 The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

The Chairman of the Board

5.5                                 The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

5.6                                 In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

Chief Executive Officer, President and Vice-Presidents

5.7                                 The Chief Executive Officer shall have, subject to the direction and control of the Board of

Directors, general control and management of the business affairs and policies of the Corporation.  The Chief Executive Officer shall participate in long-range planning for the Corporation and shall be available to the other officers of the Corporation for consultation.  The Chief Executive Officer shall possess power to sign all certificates, contracts and other instruments of the Corporation.  Unless a Chairman of the Board of Directors has been appointed and is present, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.  The Chief Executive Officer shall perform all such other duties as are incident to the office of Chief Executive Officer or are properly required by the Board of Directors.

5.8                                 The President shall be the chief operating officer of the Corporation; and, in the absence of the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors; he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  If no Chief Executive Officer is separately appointed, the President shall be the Chief Executive Officer, having such responsibilities and performing such duties of the Chief Executive Officer as set forth in this Article V.

5.9                                 Each of the President and the Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

5.10                           In the absence of the President or in the event of his inability or refusal to act, the Vice-President, if any (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Secretary and Assistant Secretary

5.11                           The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

5.12                           The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer and Assistant Treasurers

5.13                           The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

5.14                           He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

5.15                           The Assistant Treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

STOCK AND STOCKHOLDERS

Certificate of Stock

6.1                                 Shares of the capital stock of the Corporation may be certificated, or uncertificated and registered in book-entry form.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a vice-president and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2                                 Any of or all the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

6.3                                 The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

6.4                                 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Fixing Record Date

6.5                                 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

6.6                                 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Dividends

7.1                                 Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

7.2                                 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

7.3                                 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

7.4                                 The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Seal

7.5                                 The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Indemnification

7.6                                 The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the Corporation or a predecessor corporation or, at the Corporation’s request, a director or officer of another corporation; provided, however, that the Corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the Corporation.  The indemnification provided for in this Section 7.6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person.  The Corporation’s obligation to provide indemnification under this Section 7.6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.  Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation that alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders.

The foregoing provisions of this Section 7.6 shall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the Corporation.

To assure indemnification under this Section 7.6 of all directors, officers and employees who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation that may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 7.6, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

ARTICLE VIII

AMENDMENTS

8.1                                 These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate or incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

CERTIFICATE OF SECRETARY OF

ASCENT SOLAR TECHNOLOGIES, INC.

The undersigned, Gary Gatchell, hereby certifies that he is the duly elected and acting Secretary of Ascent Solar Technologies, Inc., a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Second Amended and Restated Bylaws of said Corporation as duly adopted by the Board of Directors on February 10, 2009.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 10th day of February, 2009.

/s/ GARY GATCHELL
Gary Gatchell, Secretary